EXHIBIT 99.2

PROXY	PROXY

SORRENTO NETWORKS CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 30, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints PHILLIP ARNESON and JOE ARMSTRONG, and each of them, with full powers of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all of the shares of common stock of Sorrento Networks Corporation (“Sorrento”) which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the “Meeting”) to be held on June 30, 2004, at 10:00 a.m. local time, at the principal offices of Sorrento at 9990 Mesa Rim Road, San Diego, California 92121, as follows on the reverse, and in their discretion upon all other matters that may properly come before the Meeting by or at the direction of the board of directors, or at any adjournment or postponement thereof, including, if submitted to a vote of Sorrento’s stockholders, a motion to adjourn or postpone the Meeting to another time and/or place for the purpose of soliciting additional proxies or satisfying the conditions to closing the merger of Sorrento and Zhone Technologies, Inc. (“Zhone”).

The undersigned may revoke this proxy by filing with the Secretary of the Meeting, at or before the taking of the vote at the Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy, for the same shares or by attending the Meeting and voting in person. Attendance at the Meeting will not by itself revoke this proxy. Any written notice of revocation or subsequent proxy must be received by the Secretary of the Meeting prior to the taking of the vote at the Meeting. The written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Meeting or should be sent so as to be delivered to Sorrento at 9990 Mesa Rim Road, San Diego, California 92121, Attention: Secretary.

The board of directors recommends a vote “FOR” the adoption of the Agreement and Plan of Merger, dated as of April 22, 2004, by and among Zhone, Selene Acquisition Corp., a wholly owned subsidiary of Zhone, and Sorrento (the “Merger Agreement”). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Proposal 1 is more fully described in the joint proxy statement/prospectus that accompanies this proxy. You are encouraged to read the joint proxy statement/prospectus carefully.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If properly executed and no direction is given, this proxy will be voted “FOR” Proposal 1. The board of directors recommends a vote “FOR” Proposal 1.

Proposal 1.	To adopt the Merger Agreement. In the merger, Selene Acquisition Corp. will merge with and into Sorrento, with Sorrento surviving the merger as a wholly owned subsidiary of Zhone. Sorrento stockholders will receive 0.9 of a share of Zhone common stock for each share of Sorrento common stock held immediately prior to the merger.

☐  FOR                                                 ☐  AGAINST                                                 ☐  ABSTAIN

The undersigned acknowledges receipt from Sorrento, prior to the execution of this proxy, of the Notice of Special Meeting and accompanying joint proxy statement/prospectus relating to the Meeting.

DATED: , 2004

Signature

Signature

Please mark, date and sign as your name(s) appear(s) to the left and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.